Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-206565), Form S-3 (No. 333-206566), Form S-8 (No. 333-174205) and Form S-8 (No. 333-203947) of RLJ Lodging Trust of our report dated February 24, 2017 relating to the financial statements of FelCor Lodging Limited Partnership, which appears in this Current Report on Form 8-K/A of RLJ Lodging Trust.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas

November 15, 2017